                                                                   Exhibit 99.1


                            CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

   The undersigned, Eleanor L. Thomas, President (chief executive officer) of the general partner, Seaport Futures Management, Inc. (the "General Partner"), of Prudential-Bache Diversified Futures Fund L.P. (the "Partnership"), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Partnership's Quarterly Report on Form 10-Q for the period ending June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


/s/ Eleanor L. Thomas
_________________________
Eleanor L. Thomas
President (chief executive officer) of the General Parnter
August 14, 2002



   The undersigned, Stephen Weinreb, Chief Financial Officer of the general partner, the General Partner, of the Partnership, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Partnership's Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


/s/ Steven Weinreb
_________________________
Steven Weinreb
Chief Financial Officer of the General Partner
August 14, 2002